SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         MEDICAL SCIENCE SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                         MEDICAL SCIENCE SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Medical Science Systems, Inc. (the "Company") will be held on Friday, August 20, 1999, at 10:00 a.m., C.D.T., at the Company's executive offices, located at 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216, for the following purposes:

            (1) To elect five (5) directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

            (2) To consider and act upon a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 10,000,000 shares to 50,000,000 shares;

            (3) To consider and act upon a proposal to amend the Articles of Incorporation of the Company to change the name of the Company to "Interleukin Genetics, Inc.";

            (4) To consider and act upon a proposal to ratify the issuance of shares of Series A Preferred Stock issued pursuant to the Private Placement completed by the Company in June 1999 to comply with the requirements of the NASDAQ Marketplace Rules;

            (5) To consider and act upon a proposal to ratify the adoption of the Employee Stock Purchase Plan of the Company;

            (6) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999; and

            (7) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

      Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

      The Board of Directors of the Company has fixed the close of business on July 14, 1999, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any shareholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                         By Order of the Board of Directors,


                                         Philip R. Reilly
                                         CHAIRMAN OF THE BOARD AND INTERIM CHIEF
                                         EXECUTIVE OFFICER

San Antonio, Texas
July 23, 1999


                                   IMPORTANT

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                         MEDICAL SCIENCE SYSTEMS, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 20, 1999

GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy are furnished to the shareholders of Medical Science Systems, Inc., a Texas corporation (the "Company" or "MSSI"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held on August 20, 1999, at 10:00 a.m., C.D.T., at the Company's executive offices, located at 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Properly executed proxies received in time for the Meeting will be voted.

      The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, no par value ("Common Stock"). At the close of business on July 14, 1999 (the "Record Date"), there were outstanding and entitled to vote 5,558,668 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Articles of Incorporation do not permit cumulative voting in the election of directors.

      The Annual Report to Shareholders for the year ended December 31, 1998, has been or is being furnished with this Proxy Statement, which is being mailed on or about July 23, 1999, to the holders of record of Common Stock on the Record Date. The Annual Report to Shareholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

      Properly executed proxies received in time for the Meeting will be voted. Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR the election of the five nominees for director named herein, FOR the proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of the Common Stock of the Company from 10,000,000 to 50,000,000; FOR the proposal to amend the Articles of Incorporation of the Company to change the name of the Company to "Interleukin Genetics, Inc."; FOR ratification of the issuance of the shares of Series A Preferred Stock, no par value ("Series A Preferred Stock"), issued pursuant to the Private Placement completed in June 1999 (the "Private Placement") to comply with the requirements of the NASDAQ Marketplace Rules; FOR ratification of the adoption of the Employee Stock Purchase Plan of the Company; and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Shareholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216.

      The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors; the affirmative vote of a majority of the total shares of Common Stock outstanding and entitled to vote at the Meeting is required for the approval of (a) the proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 50,000,000 shares and (b) the proposal to amend the Articles of Incorporation of the Company to change the name of the Company to "Interleukin Genetics, Inc."; and a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of (x) the issuance of shares of Series A Preferred Stock issued pursuant to the Private Placement to comply with the requirements of the NASDAQ Marketplace Rules, (y) the adoption of Company's Employee Stock Purchase Plan, and (z) the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

      Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account or "broker non-votes," will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

      The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth as of June 17, 1999, certain information with respect to the Company's Common Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors, each person named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                          AMOUNT
                                                        AND NATURE
                                                       OF BENEFICIAL
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)          OWNERSHIP   PERCENT(2)
        ---------------------------------------        ------------- ----------
Kenneth S. Kornman(3) ................................     1,070,480      19.11%
Paul J. White (4) ....................................     1,033,097      18.48%
Michael G. Newman(5) .................................       992,723      17.86%
U. Spencer Allen(6) ..................................       118,927       2.10%
Thomas A. Moore(7) ...................................       102,221       1.83%
Philip R. Reilly(8) ..................................        31,833          *
Gary L. Crocker (9) ..................................           -0-        -0-
Edward M. Blair, Jr.(10) .............................           -0-        -0-
All executive officers and directors as a group
  (seven persons, including the executive officers
  and directors listed above)(11) ....................     3,349,281      57.86%

*     Represents less than 1% of the issued and outstanding shares of Common
      Stock.

(1) Except as otherwise noted, the street address of the named beneficial owner is 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216.

(2) Based on a total of 5,558,668 shares of Common Stock issued and outstanding on June 17,1999.

(3) Includes 918,723 shares of Common Stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of such shares. Dr. Kornman disclaims beneficial ownership of such shares. Includes 41,757 shares of Common Stock issuable pursuant to options held by Dr. Kornman and 20,000 shares of Common Stock issuable pursuant to warrants held by Dr. Kornman.

(4) Includes 981,223 shares of Common Stock held in trusts, some of which Mr. White is a trustee, and as such may be deemed the beneficial owner of such shares. Mr. White disclaims beneficial ownership of such shares. Includes 31,874 shares of Common Stock issuable pursuant to options held by Mr. White and 20,000 shares of Common Stock issuable pursuant to warrants held by Mr. White.

(5) Includes 776,723 shares of Common Stock held in a trust of which Dr. Newman is a trustee, and 196,000 shares held by limited partnership of which Dr. Newman is a general partner. As such, Dr. Newman may be deemed beneficial owner of such shares. Dr. Newman disclaims beneficial ownership of such shares. Includes 20,000 shares of Common Stock issuable pursuant to warrants held by Dr. Newman.

(6) Includes 3000 shares of Common Stock held by Mr. Allen's spouse. Mr. Allen disclaims beneficial ownership of such shares. Includes 98,965 shares of Common Stock issuable pursuant to options held by Mr. Allen and 10,000 shares of Common Stock issuable pursuant to warrants held by Mr. Allen. Does not include 200,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(7) Includes 26,667 shares of Common Stock issuable pursuant to options held by Mr. Moore and 20,000 shares of Common Stock issuable pursuant to warrants held by Mr. Moore.

(8) Includes 30,333 shares of Common Stock issuable pursuant to options held by Dr. Reilly.

(9) Does not include 1,100,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(10) Does not include 300,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(11) Includes 1,757,946 shares of Common Stock held in trusts of which an executive officer or director is a trustee, 1,114,723 shares of Common Stock held by limited partnerships of which an executive officer or director is a general partner, 229,596 shares of Common Stock issuable pursuant to options, 90,000 shares of Common Stock issuable pursuant to warrants and 3000 shares of Common Stock held by Mr. Allen's spouse.

                        OWNERSHIP OF PREFERRED STOCK

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth as of June 17, 1999, certain information with respect to the Company's Series A Preferred Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Series A Preferred Stock, each of its directors, each person named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                          AMOUNT
                                                        AND NATURE
                                                       OF BENEFICIAL
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)          OWNERSHIP   PERCENT(2)
        ---------------------------------------        ------------- ----------
Arnold L. Fisher .....................................       360,000      16.36%
Gary L. Crocker (3) ..................................       220,000      10.00%
M&H Investments II, L.P. .............................       200,000       9.09%
Edward M. Blair, Jr ..................................        60,000       2.73%
U. Spencer Allen(4) ..................................        40,000       1.82%
Kenneth S. Kornman ...................................           -0-        -0-
Paul J. White ........................................           -0-        -0-
Thomas A. Moore ......................................           -0-        -0-
Philip R. Reilly .....................................           -0-        -0-
All executive officers and directors as a group
  (seven persons, including the executive officers
  and directors listed above) (5) ....................       320,000      14.55%

(1) Except as otherwise noted, the street address of the named beneficial owner is 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216.

(2) Based on a total of 2,200,000 shares of Series A Preferred Stock issued and outstanding on June 17,1999.

(3) Shares are held by Crocker Enterprises, L.L.C. of which Mr. Crocker is an executive officer.

(4) Mr. Allen shares voting and investment power with his spouse with respect to such shares.

(5) Includes 220,000 shares of Series A Preferred Stock held by Crocker Enterprises, L.L.C., 60,000 shares of Series A Preferred Stock held by Mr. Blair and 40,000 shares of Series A Preferred Stock held by Mr. Allen and his wife.

ARRANGEMENTS AMONG PRINCIPAL SHAREHOLDERS WITH RESPECT TO CERTAIN MATTERS

      Pursuant to a voting agreement dated May 20, 1999 (the "Voting Agreement"), Kenneth S. Kornman, Paul J. White and Michael G. Newman agreed to vote all shares of Common Stock which they beneficially own or control for Proposals 2 and 4. As of June 17, 1999, Messrs. Kornman, White and Newman beneficially owned or controlled 55.7% of the outstanding Common Stock. The Voting Agreement will remain in effect until all shares of Series A Preferred Stock issued in the Private Placement have converted to Common Stock.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

      Five directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

                                   NOMINEES

                                                                      SERVED AS
                                                                      A DIRECTOR
NAME                   AGE  POSITIONS AND OFFICES WITH THE COMPANY      SINCE
----                   ---  --------------------------------------    ----------
Philip R. Reilly        51  Chairman of the Board of Directors and       1998
                            Interim Chief Executive Officer
Kenneth S. Kornman,     51  Interim President, Chief Scientific          1986
  D.D.S., Ph.D.             Officer and Director
Thomas A. Moore         48  Director                                     1997
Edward M. Blair, Jr.    51  Director                                     1999
Gary L. Crocker         42  Director                                     1999

      Biographical information on the nominees is set forth below under "Further Information -- Board of Directors and Executive Officers."

      It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

      The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

      The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

      The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of the Company's procedures for the adequacy of its system of internal accounting controls. The Audit Committee in 1998 consisted of two non-employee directors: Thomas A. Moore and Ronald A. LaRosa. Edward M. Blair, Jr. replaced Mr. LaRosa on the Audit Committee in June 1999.

      The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the

Company and makes recommendations to the Board of Directors regarding stock option grants under the Company's 1996 Equity Incentive Plan (the "Incentive Plan"). The Compensation Committee in 1998 consisted of the following directors:
Paul J. White, Thomas A. Moore and Ronald A. LaRosa. Gary L. Crocker and Philip
R. Reilly replaced Mr. White and Mr. LaRosa on the Compensation Committee in June 1999.

MEETINGS OF THE BOARD OF DIRECTORS

      During 1998, the Board of Directors met five times and took action by unanimous written consent on three occasions. The Compensation Committee met four times during 1998 and the Audit Committee met once during 1998. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

      During 1998, Directors served without cash compensation or other remuneration, but were eligible to receive discretionary grants of stock options under the Company's stock option plans. For fiscal 1998, Philip R. Reilly received options to purchase 50,000 shares of Common Stock at a per share purchase price of $1.25, and Ronald A. LaRosa received options to purchase 7,500 shares of Common Stock at a per share purchase price of $2.19. Effective June 1999, non-employee directors will receive $500 in cash compensation for each meeting of the Board of Directors attended in person and 25,000 stock options each year.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
            OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 10,000,000 SHARES TO 50,000,000 SHARES.

      The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock that the Company has the authority to issue to 50,000,000 shares (the "Common Stock Amendment"). The Board of Directors further directed that the Common Stock Amendment be submitted for consideration by shareholders at this Meeting. In the event the Common Stock Amendment is approved by shareholders, the Company will thereafter amend the Articles of Incorporation (sometimes referred to hereinafter as the "Articles") with the Texas Secretary of State with a filing reflecting such Common Stock Amendment, which will become effective at the close of business on the date the Articles are accepted for filing by the Secretary of State. The text of the first paragraph of Article Four of the Articles, as proposed to be amended, is as follows:

            The aggregate number of shares that the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, no par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock").

      In the event shareholders approve the Common Stock Amendment, the Company will be authorized to amend Article Four of the Company's Articles to increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 50,000,000.

      As of June 17, 1999, there were 5,558,668 shares of Common Stock issued and outstanding. The Company has reserved a number of shares of Common Stock in excess of the number of shares of Common Stock the Company is authorized to issue for issuance under option and other benefit plans for employees and directors, pursuant to warrants to purchase Common Stock or upon conversion of shares of Series A Preferred Stock issued pursuant to the Private Placement. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

      The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional shares available for issuance to meet the Company's future business needs as they arise. Other than as described above, the Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the Common Stock Amendment. For a description of the Private Placement, see Proposal 4. The Board of Directors believes the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by law, regulation or the rules of any national securities exchange or quotation system on which the shares of the Company's Common Stock are then listed. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions, and other bona fide corporate purposes. Were these situations to arise, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder's percentage voting power in the Company.

      Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the current proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders.

      Pursuant to the Voting Agreement, Kenneth S. Kornman, Paul J. White and Michael G. Newman agreed to vote all shares of Common Stock which they beneficially own or control for Proposals 2 and 4. As of June 17, 1999, Messrs. Kornman, White and Newman beneficially owned or controlled 55.7% of the outstanding Common Stock.

      Under the Texas Business Corporation Act and the Company's Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to adopt this Proposal. With respect to the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 50,000,000 shares, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 50,000,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE
       ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 10,000,000 TO 50,000,000.

PROPOSAL 3: PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY TO "INTERLEUKIN GENETICS, INC."

      The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Company's Articles of Incorporation to change the name of the Company from Medical Science Systems, Inc. to Interleukin Genetics, Inc. (the "Name Change Amendment"). The Board of Directors further directed that the Name Change Amendment be submitted for consideration by shareholders at the Company's Annual Meeting. In the event the Name Change Amendment is approved by shareholders, the Company will thereafter amend its Articles of Incorporation with the Texas Secretary of State with a filing reflecting such Name Change Amendment, which will become effective at the close of business on the date such filing is accepted by the Secretary of State.

      In the judgment of the Board of Directors, the change of corporate name is desirable in view of the fact that the Company's primary business focus is in the field of interleukin genetics. In addition, the Board of Directors believes the name change has the potential to increase the Company's visibility in the scientific and investment community.

      The change of the Company's name will be effected through an amendment to Article One of the Company's Articles of Incorporation. As amended, such Article One would read in its entirety as follows:

                                 "ARTICLE ONE

          The name of the Corporation is Interleukin Genetics, Inc."

      The change of the Company's name will not affect, in any way, the validity or transferability of currently outstanding stock certificates currently held by shareholders. In connection with the Company's name change, the Company will also change its stock symbol from "MSSI" to a symbol which will more accurately reflect the Company's new name.

      Under the Texas Business Corporation Act and the Company's Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to adopt this Proposal No. 3. With respect to the proposal to amend the Company's Articles of Incorporation to change the name of the Company to Interleukin Genetics, Inc., all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to amend the Company's Articles of Incorporation to change the name of the Company to Interleukin Genetics, Inc.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
             TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY
        TO CHANGE THE NAME OF THE COMPANY TO INTERLEUKIN GENETICS, INC.

PROPOSAL 4: PROPOSAL TO RATIFY THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK ISSUED PURSUANT TO THE PRIVATE PLACEMENT COMPLETED BY THE COMPANY IN JUNE 1999 TO COMPLY WITH THE REQUIREMENTS OF THE NASDAQ MARKETPLACE.

BACKGROUND OF SUBMISSION OF PROPOSAL

      On June 16, 1999, the Company completed a $5 million private placement (the "Private Placement") of 2,000,000 shares of Series A Preferred Stock, no par value (the "Series A Preferred Stock"), at a purchase price of $2.50 per share. In addition, the Company issued to the placement agent in the Private Placement 200,000 shares of Series A Preferred Stock and a warrant to purchase 1,000,000 shares of Common Stock at a purchase price of $.50 per share (the "Warrant"). Upon shareholder approval of Proposal 2 and this Proposal 4, each share of the Series A Preferred Stock will automatically convert into five (5) shares of Common Stock.

      Since the Company is listed on The NASDAQ SmallCap Market, it is subject to certain governance requirements adopted by NASDAQ in August 1997. These requirements, among other things, require listed companies to obtain the consent of their shareholders to any issuance of securities equaling 20% or more of the entity's outstanding voting shares if the issuance involves a discount from market or book value. Upon conversion of the Series A Preferred Stock, 11,000,000 shares of Common Stock will be required for issuance, comprising 66.43% of the aggregate outstanding shares of Common Stock of the Company assuming shareholder approval of Proposals 2 and 4 and, therefore, shareholder ratification is required.

      The Board of Directors is seeking shareholder ratification of the Private Placement for the issuance of Common Stock to the holders of Series A Preferred Stock to comply with NASDAQ Marketplace Rules.

      The Board of Directors authorized the Private Placement based on the Company's need for immediate funding. Since its inception, the Company has incurred cumulative net losses of approximately $16.1 million including losses of approximately $1.2 million during the first quarter of 1999. As a result of these losses, available cash resources were limited and would have been depleted in July 1999 absent additional funding. If the Company had not been successful in its efforts to raise additional funds, the Company would likely be unable to continue operating as a going concern. The Board of Directors concluded that the terms of the Private Placement were fair to and in the best interest of the Company and its shareholders.

TERMS OF THE PRIVATE PLACEMENT

      On June 16, 1999, the Company completed the Private Placement, pursuant to which the Company sold 2,000,000 shares of Series A Preferred Stock at a purchase price of $2.50 per share. In connection with the Private Placement, the Company issued 200,000 shares of Series A Preferred Stock and the Warrant to the placement agent as its commission. The Warrant is exercisable at a purchase price of $.50 from June 15, 2000 to June 15, 2004.

TERMS OF THE SERIES A PREFERRED STOCK

      Subject to the rights of the holders of any other series or class of capital stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior to any distribution of any of the assets of the Company to the holders of Common Stock and any other series or class of capital stock ranking junior to the Series A Preferred Stock with respect to liquidation, an amount in cash per share equal to $2.50 plus all accrued and unpaid dividends (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company distributable among the holders of Series A Preferred Stock and any other series or class of capital stock ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of the preferential amounts payable to them, then the entire assets of the Company available for distribution to such holders shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Company's assets will be considered a liquidation, dissolution or winding up of the affairs of the Company for purposes of the liquidation preferences set forth in this paragraph.

      All of the issued shares of the Series A Preferred Stock are fully paid and non-assessable. Except as provided by law, the holders of shares of Series A Preferred Stock shall not have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting or consent of shareholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, each share of Series A Preferred Stock shall entitle the holder thereof to one vote multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote. Without the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock either as to dividends or liquidation, (ii) authorize, create or issue any class or series of common stock of the Company other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by certain sections of the Statement Establishing Relative Rights and Preferences of Preferred Stock, or (v) amend the Statement Establishing Relative Rights and Preferences of Preferred Stock.

      Each share of Series A Preferred Stock automatically converts into five
(5) shares of Common Stock upon shareholder ratification of the Private Placement, which is required to comply with certain NASDAQ requirements, and shareholder approval of Proposal 2. If such shareholder ratification is not received by December 12, 1999, the number of shares of Common Stock into which each share of Series A Preferred Stock will be convertible will increase by
0.075 shares every 90 days following such date. The Series A Preferred Stock will not bear dividends unless it does not automatically convert into Common Stock by December 12, 1999, after which the Series A Preferred Stock will bear dividends at 15% per annum on a cumulative basis.

POTENTIAL ADVERSE EFFECTS ON SHAREHOLDERS OF COMMON STOCK

      Upon shareholder ratification of the Private Placement and assuming shareholder approval of Proposal 2, the Company will have outstanding 16,558,668 shares of Common Stock (which amount does not include shares of Common Stock issuable upon the exercise of outstanding options). As a result, approval of Proposal 2 and Proposal

4 will have a dilutive effect on a shareholder's percentage voting power in the Company if a shareholder does not purchase additional shares of Common Stock to maintain his or her pro rata interest. In addition, sales of substantial amounts of Common Stock in the public market following the shareholder approval of Proposal 2 and Proposal 4, or the prospect of such sales, could have an adverse effect on the price of the Common Stock.

      The Company has filed a Registration Statement on Form S-3, which has not been declared effective, to cover the resale of the number of shares of Common Stock which are expected to be required to accommodate the conversion rights of the Series A Preferred Stock and the shares that underlie the warrants issued in connection with the Private Placement, but subject to the applicable NASDAQ limits. The Company is required to redeem the Series A Preferred Stock in cash at an amount equal to the purchase price per share of the Series A Preferred Stock, plus any accrued and unpaid dividends, on the sixth anniversary of the closing of the Private Placement, if not earlier converted.

OTHER CAPITAL STOCK OF THE COMPANY

      The authorized capital of the Company consists of 10,000,000 shares of Common Stock of which 5,558,668 were outstanding at June 17, 1999, and 5,000,000 shares of Preferred Stock, no par value, of which 2,200,000 shares of Series A Preferred Stock were issued and outstanding at June 17, 1999.

      All of the issued shares of Common Stock of the Company are fully paid and non-assessable and all of the shares of Common Stock rank equally as to voting rights, participation in the distribution of the assets of the Company on a liquidation, dissolution or winding-up and the entitlement to dividends. Each share of Common Stock entitles the holder to one vote. In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company, the holders of the Common Stock will be entitled to receive, on a pro-rata basis, all of the assets remaining after the Company has paid its liabilities. Subject to the rights granted to holders of Preferred Stock, holders of the Common Stock are entitled to dividends only when and to the extent declared by the Board of Directors.

      As of June 17, 1999, the Company has options outstanding which could result in the issuance of up to 987,844 additional shares of Common Stock of the Company and has warrants outstanding which could result in the issuance of up to 1,536,545 additional shares of Common Stock of the Company. The options have been granted to officers, directors and employees and the warrants have been issued in private placements and as payment for services rendered.

      The Board of Directors is authorized to issue, without shareholder action, up to 5,000,000 shares of Preferred Stock, of which 2,200,000 shares have been designated as the Series A Preferred Stock, all of which are outstanding. Preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights.

VOTING AGREEMENT

      Pursuant to the Voting Agreement, Kenneth S. Kornman, Paul J. White and Michael G. Newman agreed to vote all shares of Common Stock which they beneficially own or control for Proposals 2 and 4. As of June 17, 1999, Messrs. Kornman, White and Newman beneficially owned or controlled 55.7% of the outstanding Common Stock. The Voting Agreement will remain in effect until all shares of Series A Preferred Stock issued in the Private Placement have converted to Common Stock.

VOTE REQUIRED

      Assuming the presence of a quorum, ratification of the issuance of shares of Series A Preferred Stock issued pursuant to the Private Placement requires shareholder approval of Proposal 2 and the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

      THE BOARD OF DIRECTORS OF THE COMPANY CONCLUDED THAT THE PRIVATE PLACEMENT WAS FAIR AND IN THE BEST INTERESTS OF THE COMPANY AND ITS

SHAREHOLDERS. THE BOARD OF DIRECTORS IS ALSO COMMITTED TO FULL COMPLIANCE WITH THE RULES OF THE NASDAQ STOCK MARKET AND IT THEREFORE RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK ISSUED PURSUANT TO THE PRIVATE PLACEMENT COMPLETED BY THE COMPANY IN JUNE 1999 TO COMPLY WITH THE REQUIREMENTS OF THE NASDAQ MARKETPLACE RULES.

PROPOSAL 5: RATIFICATION OF THE ADOPTION OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

      In October 1998, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval of the Company's shareholders.

      The Purchase Plan is intended to advance the best interests of the Company, its subsidiaries and its shareholders by developing a stronger incentive for employees to work for the continued success of the Company by allowing eligible employees to purchase shares of Common Stock periodically through their accumulated payroll deductions during Offering Periods (as defined in the Purchase Plan) under the Purchase Plan. There are approximately 19 employees of the Company and its subsidiaries eligible to participate in the Purchase Plan.

               DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

      A complete copy of the Purchase Plan is attached hereto as EXHIBIT A. The following summary description of the Purchase Plan is qualified in its entirety by reference to EXHIBIT A, which is hereby incorporated herein by reference as if fully set forth herein. Capitalized terms used in this description but not otherwise defined shall have meanings ascribed to them in the Purchase Plan.

ADMINISTRATION

      The Purchase Plan is administered by a committee (the "Committee") appointed by the Board of Directors which consists solely of two or more non-employee directors of the Company who are disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have broad authority to interpret and administer the Purchase Plan.

SECURITIES SUBJECT TO THE PURCHASE PLAN

      Initially, 500,000 shares of Common Stock will be available for issuance under the Purchase Plan. In addition, in the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares of Common Stock, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Common Stock, or the shares of Common Stock shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Common Stock authorized to be committed to the Purchase Plan, the number of shares of Common Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

ELIGIBILITY

      Each employee of the Company and its Affiliates will be eligible to participate in the Purchase Plan for a given Offering Period. However, no employee will be granted a purchase right under the Purchase Plan (a) if, immediately after the grant, such employee would be a Five Percent Owner, or (b) which permits such employee to purchase, in any calendar year in which the purchase right is outstanding, more than $25,000 worth of Common Stock under all employee stock purchase plans, as defined in Section 423 of the Code, based on the fair market value of the shares of Common Stock at the time such purchase right is granted. The "fair market value" per share of Common Stock on any particular date under the Purchase Plan will be deemed to be equal to the average of the high and low sale prices of shares of Common Stock on the principal securities exchange on which the shares of Common Stock are listed.

OFFERING PERIODS AND PURCHASE RIGHTS

      The Offering Period means the period beginning on the Grant Date and ending on the Exercise Date. The first Offering Period ended on December 31, 1998. All subsequent Offering Periods will commence on the first day of each calendar quarter and shall end on the last Trading Day on or before the last day of each calendar quarter, unless the Committee specifies another Offering Period (not to exceed 27 months).

      On the first day of each Offering Period, each eligible employee who elects to participate in the Purchase Plan with respect to that Offering Period will be granted a purchase right to acquire shares of Common Stock through payroll deductions made during that Offering Period. The purchase date of shares purchased in connection with each Offering Period will occur on the Exercise Date with respect to such Offering Period, and all payroll deductions collected from the participant for the Offering Period ending on such date will automatically be applied to the purchase of the number of full shares of Common Stock which the participant's payroll deduction will purchase at the offering price applicable to that Offering Period.

OFFERING PRICE

      The price per share of the Common Stock acquired in connection with any Offering Period shall be the lesser of 85% or the Fair Market Value of a share of Common Stock on the Exercise Date or Grant Date.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

      Each participant may authorize periodic payroll deductions in an amount not to exceed twenty percent (20%) of such participant's compensation for each pay period during an Offering Period. A participant's "compensation" is the amount required to be reported as wages on the participant's Form W-2, including such additional amounts which are not includable in gross income by reasons of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions). On each Exercise Date, the accumulated payroll deductions of each participant will automatically be applied to the purchase of shares of Common Stock at the price in effect for that Offering Period.

      A participant may elect to reduce or increase future payroll deductions. The effective date of any such increase or reduction will be the first day of the next Offering Period following the Company's timely receipt of the amended payroll deduction form.

      Each participant's purchase right will be deemed to have been exercised automatically on the applicable Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the applicable offering price.

      Fractional shares of Common Stock will not be issued under the Purchase Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded as described below, will be held for the purchase of Common Stock in the next following Offering Period, without interest.

TERMINATION OF PARTICIPATION/WITHDRAWAL

      A participant may withdraw all or a portion of the funds and Common Stock then credited to such participant's plan account from the Purchase Plan at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, by giving written notice in accordance with rules established by the Committee. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering Period or thereafter, unless and until such participant elects to resume participation. Such participant's payroll deductions accumulated prior to processing of such notice to stop participation shall be refunded (without interest) to such participant as soon as reasonably practicable. Any election by a participant to withdraw all of a portion of such participant's cash balance under the Purchase Plan terminates such participant's right to purchase on the Exercise Date and such participant's entitlement to elect any further payroll deductions for the then current Offering Period.

      A participant's withdrawal from any Offering Period will not have any effect upon such participant's eligibility to participate in an succeeding Offering Period.

      A participant's participation in the Purchase Plan will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have accumulated prior to such cessation of employment or loss of eligibility, if any, will be refunded to such participant (or such participant's designated beneficiary, in the event of such participant's death) and will not be applied to the purchase of Common Stock.

SHAREHOLDER RIGHTS

      No participant will have any rights as a shareholder of the Company by reason of participation in the Purchase Plan until he or she acquires shares of Common Stock as provided in the Purchase Plan.

TRANSFERABILITY

      Purchase rights under the Purchase Plan may not be transferred by the participant other than by will or the laws of descent and distribution, and must be exercisable, during the participant's lifetime, only by the participant. In the event of any such attempted transfer, any purchase right under the Purchase Plan held by the participant shall be terminated by the Company and, upon return to the participant of the remaining funds in his or her payroll deduction account, all of such participant's rights under the Purchase Plan will terminate.

AMENDMENT AND TERMINATION

      The Board of Directors reserves the right to modify, alter or amend the Purchase Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Purchase Plan with
Section 423 of the Code. The Board of Directors may suspend the operation of the Purchase Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his behalf under the Purchase Plan nor to affect the current Option a Participant already has outstanding under the Purchase Plan without the Participant's agreement. Any amendment changing the aggregate number of shares to be committed to the Purchase Plan, the class of employees eligible to receive Options under the Purchase Plan or the description of the group of corporations eligible to adopt the Purchase Plan must have shareholder approval as set forth in Section 1.4 of the Purchase Plan.

FEDERAL TAX CONSEQUENCES

      It is the intention of the Company to have the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Therefore, the provisions of the Purchase Plan are to be construed to govern participation in a manner consistent with the requirements of Section 423 of the Code.

NEW PLAN BENEFITS

      Because the benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of shares of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by shareholders. Non-employee directors are not eligible to participate in the Purchase Plan.

VOTE REQUIRED

      The Purchase Plan will be approved if approved by the vote of a majority of the shares present in person or by proxy at the Meeting, provided that the total number of shares present at the Meeting constitute a quorum. With respect to the proposal to approve the Purchase Plan, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to approve the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
                 ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1999. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal years ended December 31, 1997 and 1998, and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

      Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

      On October 26, 1998, the Company advised Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") that the Company intended to retain a different independent accounting firm for the audit of its financial statements for the year ending December 31, 1998. Singer Lewak had been engaged as the principal accountant to audit the Company's consolidated financial statements.

      Singer Lewak's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      The Audit Committee of the Company's Board of Directors recommended the action taken with respect to Singer Lewak.

      There have been no disagreements with Singer Lewak on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Company's fiscal years ended December 31, 1996 and 1997 or in the subsequent interim period through October 26, 1998 (the date of termination), which disagreements, if not resolved to Singer Lewak's satisfaction, would have caused Singer Lewak to make reference to the subject matter of the disagreement(s) in connection with its report.

      Arthur Andersen LLP ("Andersen") has been engaged by the Company as its new independent principal accountant to audit the Company's consolidated financial statements. This engagement was effective as of October 26, 1998.

      Prior to engaging Andersen, the Company had not consulted with Andersen during the Company's two most recent fiscal years or in the period since the end of the most recent fiscal year.

      Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
      APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              FURTHER INFORMATION

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      Set forth below is information with respect to each director and executive officer of the Company as of June 17, 1999. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.


NAME                         AGE              POSITION
----                         ---              --------
Philip R. Reilly..........   51   Interim Chief Executive Officer and
                                  Chairman of the Board of Directors(3)
Kenneth S. Kornman........   51   Interim President, Chief Scientific Officer
                                  and Director
Paul J. White.............   42   Senior Vice President and General Counsel(1)
U. Spencer Allen..........   57   Chief Financial Officer, Secretary and
                                  Treasurer
Thomas A. Moore...........   47   Director(2)(3)
Edward M. Blair, Jr.......   51   Director(2)
Gary Crocker..............   42   Director(3)

--------------
(1) Paul J. White served as President, Chief Executive Officer and Chairman of the Board until June 15, 1999, at which time Mr. White was elected Senior Vice President and General Counsel.
(2)   Member of the Audit Committee.
(3)   Member of the Compensation Committee.

      PHILIP R. REILLY, M.D., J.D. became a Director of the Company in 1998. Dr. Reilly is an Executive Director of Shriver Center for Mental Retardation, Inc. ("Shriver"), a not-for-profit organization located in Massachusetts. Dr. Reilly has served in this position with Shriver since 1990. Dr. Reilly has held numerous teaching positions, including Assistant Professor of Neurology at Harvard Medical School and Adjunct Professor of both Legal Studies and Biology at Brandeis University. Dr. Reilly has authored numerous published articles in the field of genetics. Dr. Reilly is a member of the American Society of Human Genetics, American College of Medical Genetics, Massachusetts Bar Association and American Association for the Advancement of Science. Dr. Reilly holds a B.A. from Cornell University, a J.D. from Columbia University and an M.D. from Yale University.

      KENNETH S. KORNMAN, D.D.S., PH.D. is a co-founder, officer and Director of the Company and currently serves as Chief Scientific Officer. Prior to founding the Company in 1986, he was a Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many of the major oral care and pharmaceutical companies. Dr. Kornman currently holds academic appointments at The University of Texas Health Science Center and Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published two books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a B.A. in Economics from Duke University. He obtained a D.D.S. from Emory University. Dr. Kornman also holds an M.S. (Periodontics) and a Ph.D. (Microbiology) from the University of Michigan.

      PAUL J. WHITE, J.D., L.L.M. joined the Company as President in 1994. Prior to joining the Company, Mr. White was managing partner of White & Resnick, Irvine, California, a mid-size law firm servicing emerging companies. Mr. White was a business and corporate attorney and consultant to emerging health care companies for fifteen years. Mr. White holds a B.A. (History/Political Science) from State University of New York at Brockport, a J.D. from Southwestern University and an L.L.M. (Taxation) from the University of San Diego.

      U. SPENCER ALLEN, M.S., M.B.A., joined the Company as Chief Financial Officer and Treasurer in January 1997. From 1995 to 1996, Mr. Allen was the Chief Financial Officer for Promart Industries, a manufacturer of household products. From 1989 to 1994, Mr. Allen was the General Manager for Slow Waltz Imports, a manufacturer of household fragrance products. Prior to 1989, Mr. Allen had twenty years of experience in financial management in hi-tech firms, including experience as Chief Financial Officer with two other public companies. Mr. Allen holds a B.S. (Engineering Science) from the U.S. Air Force Academy, an M.S. (Computer Science) from the University of Southern California and an M.B.A. (Finance) from George Washington University.

      THOMAS A. MOORE became a Director of the Company in 1997. Mr. Moore is the Chief Executive Officer and President of Nelson Communications Inc. (NCI), one of the largest providers of health care marketing services in the United States. Prior to joining NCI as President in 1996, Mr. Moore was President of Proctor & Gamble's $3 billion worldwide prescription and over-the-counter health care business and Group Vice President of the Proctor & Gamble Company. He joined Proctor & Gamble in 1973 and held positions of increasing responsibility in the company's cleaning products, beauty care, Richardson-Vicks and personal care divisions. He is Chairman of the American Health Foundation - a non-profit organization that researched the nutritional and environmental factors in cancer and other diseases. Mr. Moore holds a B.A. (History) from Princeton University.

      EDWARD McC. BLAIR, JR, is a principal with the investment banking firm William Blair & Company, L.L.C., Chicago, Illinois. His focus for the last five years has been Healthcare where he has worked on a series of financing transactions in the healthcare industry. Mr. Blair served as a trustee for Chicago Dock & Canal Trust from 1986 through 1997 and as a director of Research Medical, Inc. from 1984 through 1998. Mr. Blair is on the board of the University of Chicago Hospital where he is head of the audit committee and is Chairman-elect of the Chicago Zoological Society. He also serves on the board of the Pullman Foundation.

      GARY L. CROCKER has served as Chairman of the Board of ARUP Laboratories since January 1999, and as President of Crocker Ventures, LLC, since 1996. From 1993 to 1998 Mr. Crocker served as the Chairman of the Board of Theratec Corporation, a manufacturer of cardiovascular medical equipment, which was acquired in 1998 by Watson Laboratories. Mr. Crocker received a B.S. from Boston University and an M.B.A. from Harvard University.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and making recommendations to the Board of Directors regarding stock options and other stock-based compensation under the Company's 1996 Equity Incentive Plan (the "Incentive Plan").

      OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

      The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

      In 1998, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

      BASE SALARY PROGRAM

      It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Subsequent to the Company's initial public offering in November 1997, Paul J. White's annual base salary was increased from $140,000 to $170,000 to more accurately reflect the compensation of chief executive officers of comparable publicly traded companies. In 1998, Paul J. White received a base salary of $169,229.

      ANNUAL INCENTIVE

      Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

      EQUITY INCENTIVE PLAN

      In 1996, the Company adopted its Incentive Plan which permits the Company to make grants of stock options, stock appreciation rights or restricted stock awards as part of the Company's overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 1998, the Company granted Mr. White repriced options to replace options previously granted to Mr. White under the Incentive Plan. Additional information regarding repriced options is set forth below under "Report on Repricing of Options."

      SECTION 162(M)

      Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under the Incentive Plan should be included in the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's shareholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

      CONCLUSION

      The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               Philip R. Reilly
                                Thomas A. Moore
                                Gary L. Crocker

EXECUTIVE COMPENSATION

      The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1996, 1997 and 1998, by the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers who received in excess of $100,000 in salary and bonus from the Company during 1998 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                ANNUAL COMPENSATION                   AWARDS
                                                           ---------------------------------       --------------
                                                                                                     SECURITIES
                                                 FISCAL                         OTHER ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY     BONUS    COMPENSATION       OPTIONS (#)(3)    COMPENSATION
---------------------------                      ------    --------    -----    ------------       --------------    ------------
Paul J. White(1) ............................      1998    $169,229    $   0    $     16,990(2)            25,000    $      3,080(4)
Senior Vice President .......................      1997    $185,367    $   0    $          0                    0    $      5,639(4)
 and General Counsel ........................      1996    $138,332    $   0    $          0                    0    $          0
Kenneth S. Kornman ..........................      1998    $163,281    $   0    $          0               35,125    $      2,720(4)
Interim President and .......................      1997    $166,408    $   0    $          0                    0    $      2,720(4)
 Chief Scientific Officer ...................      1996    $154,886    $   0    $          0                    0    $          0
Michael G. Newman(5) ........................      1998    $137,500    $   0    $          0               22,000    $    203,620(6)
  Executive Vice President and ..............      1997    $188,283    $   0    $          0                    0    $      2,720(4)
  Secretary .................................      1996    $141,695    $   0    $          0                    0    $          0
U. Spencer Allen(7) .........................      1998    $100,233    $   0    $     43,000(8)            98,896    $          0
 Chief Financial Officer ....................      1997    $ 41,703    $   0    $          0                    0    $          0
 and Treasurer ..............................      1996    $      0    $   0    $          0                    0    $          0

------------

(1) Served as President, Chief Executive Officer and Chairman of the Board until June 15, 1999, at which time he assumed his current positions.

(2) Represents $7,200 in car allowance and $9,790 in moving expenses paid by the Company.


(3) Represents previously granted options that were repriced on October 14, 1998.

(4)   Represents life insurance premiums paid by the Company.

(5) Dr. Newman resigned from his position as Executive Vice President effective October 27, 1998.

(6) Represents life insurance premiums paid by the Company and compensation paid pursuant to a severance agreement between the Company and Dr. Newman.

(7) Mr. Allen was elected Chief Financial Officer and Treasurer effective January 1, 1997.

(8)   Represents moving expenses paid by the Company.

STOCK OPTION GRANTS IN FISCAL 1998

      The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1998.

                                                       INDIVIDUAL GRANTS
                               ----------------------------------------------------------------
                                                                      % OF TOTAL OPTIONS
                                    NUMBER OF SECURITIES                  GRANTED TO                 EXERCISE OR
                                     UNDERLYING OPTIONS                  EMPLOYEES IN                BASE PRICE      EXPIRATION
NAME                                     GRANTED (#)                      FISCAL 1998                  ($/SH)           DATE
----                           ------------------------------  --------------------------------  ------------------  ----------
Paul J. White(1).............            10,000(2)                           1.1%                       $2.04           1/1/07
                                         15,000(2)                           1.7%                       $2.75          3/30/07
                                           5,312                             0.6%                       $1.50          12/1/08
Kenneth S. Kornman(3)........            10,000(2)                           1.1%                       $2.04           1/1/07
                                         25,125(2)                           2.8%                       $2.75          5/30/07
                                           5,156                             0.6%                       $1.50          12/1/08
Michael G. Newman(4).........            10,000(2)                           1.1%                       $2.04           1/1/07
                                         12,000(2)                           1.3%                       $2.75          5/30/07
                                         50,000(2)                           5.6%                       $1.85           1/6/07
                                         38,896(2)                           4.3%                       $2.50          5/30/07
                                         10,000(2)                           1.1%                       $2.19          2/16/08
U. Spencer Allen(5)..........              3,437                             0.4%                       $1.50          12/1/08

-----------
(1) Mr. White received an aggregate of 3.3% of all option grants to employees in 1998.

(2) Represents previously granted options that were repriced on October 14, 1998.

(3) Dr. Kornman received an aggregate of 4.5% of all option grants to employees in 1998.

(4) Dr. Newman received an aggregate of 2.5% of all option grants to employees in 1998. Dr. Newman's options were canceled following his resignation from his position as Executive Vice President on October 27, 1998.

(5) Mr. Allen received an aggregate of 11.4% of all option grants to employees in 1998.

There were no other grants to executive officers during 1998.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

      The following table provides information related to options exercised by the named executive officers of the Company during fiscal 1998 and the number and value of options held at fiscal year end.

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                         UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                                                          OPTIONS AT FY-END (#)               FY-END($) (1)
                                                    -------------------------------  ------------------------------
                           SHARES
                        ACQUIRED UPON
                           OPTION         VALUE
             NAME       EXERCISE (#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
            ------      -------------  -----------  --------------- ---------------  -------------  ---------------
Paul J. White..........      0             0            22,109           8,203            0                0
Kenneth S. Kornman.....      0             0            32,222           8,059            0                0
Michael G. Newman(2)...      0             0            18,667           3,333            0                0
U. Spencer Allen.......      0             0            72,515          29,819            0                0

(1) Represents the product of (a) the number of shares underlying options granted multiplied by (b) the difference between (i) the fair market value of Common Stock on December 31, 1998 ($1.00), and (ii) the exercise price of the options.

(2) Subsequent to fiscal year-end, Dr. Newman's options were terminated due to his resignation from his position as Executive Vice President of the Company effective October 27, 1998.

REPORT ON REPRICING OF OPTIONS

      On October 14, 1998, the Board of Directors repriced unexercised options that had been granted during the period beginning January 1, 1997 through February 15, 1998 to certain employees of the Company including the named executive officers resulting in new exercise prices for such options ranging from $1.85 to $2.75 per share. The new exercise prices are equal to one-half the exercise price of the options that such repriced options replace. The market price at the time of the repricing was $1.50. The repricing did not otherwise amend the vesting or expiration dates of such options.

      The Board of Directors based its decision to reprice such options on the following factors: (i) the stock price of the Company's Common Stock had fallen substantially due to factors beyond the control of management and (ii) the Company's need to retain and motivate key employees in an industry in which there is intense competition for experienced personnel. The Compensation Committee determined that such repricing of options was necessary because equity incentives are a significant component of the total compensation of the named executive officers and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to implementation of the repricing, the market price of the Common Stock had fallen substantially. The Board of Directors felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

      The Company has entered into employment agreements with Paul J. White and Kenneth S. Kornman, each of which provides for a five-year initial term, subject to automatic extensions for successive 12 month periods unless terminated at the end of such initial term or any subsequent 12 month term after the initial term. These employment agreements are subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreements). Each employment agreement, as amended on November 17, 1998, provides for a minimum annual base salaries as follows: Paul J. White -- at an annual rate of $148,750 during the seven (7) month period of December 1, 1998 to June 30, 1999 and at an annual rate of $170,000 per year thereafter and Kenneth S. Kornman -- at an annual rate of $144,375 during the seven (7) month period of December 1, 1998 to June 30, 1999 and at an annual rate of $165,000 per year thereafter. In 1998, Paul J. White and Kenneth S. Kornman received a base salary of $169,229 and $163,281, respectively. Pursuant to an amendment to Mr. White's employment agreement dated effective June 15, 1999, Mr. White became Senior Vice President and General Counsel of the Company.

      In addition, the Company has entered into an employment agreement with U. Spencer Allen, which provides for a minimum annual base salary of $96,250.00 per year. In 1998, Mr. Allen received a base salary of $100,233. The employment agreement is terminable by either party upon one (1) months' prior written notice.

      The Company also entered into and employment agreement with Michael G. Newman. This employment agreement was terminated by a consulting and severance agreement dated effective as of October 27, 1998 (the "Severance Agreement") with Michael G. Newman. The Severance Agreement represents the full and final settlement of the rights and obligations of the Company and Dr. Newman under the Employment Agreement dated January 1, 1996, as amended. Pursuant to the terms of the Severance Agreement, Dr. Newman resigned from his position as Executive Vice President of the Company effective October 27, 1999, and agreed to provide consulting services to the Company on an "as available" and "as needed" basis. As payment for releases contained in the Severance Agreement and consulting services to be provided by Dr. Newman, the Company paid Dr. Newman a lump sum equal to $200,900 (less standard legal deductions).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee during 1998 were Paul J. White, Thomas A. Moore and Ronald A. LaRosa. Since June 17, 1999, the Compensation Committee has been comprised of Philip R. Reilly, Thomas A. Moore and Gary L. Crocker. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. There is no family relationship between or among the Directors and Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of the
Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with, with the exception of the following: U. Spencer Allen, Michael G. Newman and Thomas
A. Moore each filed one Form 5 late representing a single option repricing. The Form 5 filed late by U. Spencer Allen also represented an acquisition of Common Stock under the Company's Employee Stock Purchase Plan.


                             CERTAIN TRANSACTIONS

      Effective June 11, 1999, the Company entered into a consulting services agreement (the "Consulting Services Agreement") with Philip R. Reilly whereby the Company agreed to pay Dr. Reilly $120,000 for the period from June 11, 1999 to June 10, 2000 and $100,000 per year for the period from June 11, 2000 to June 10, 2002. Also pursuant to the Consulting Services Agreement, the Company agreed to pay Dr. Reilly $5,000 and agreed to grant to Dr. Reilly the option to purchase up to 240,000 shares of Common Stock at a per share price of $.50. Such option vests in increments of 8,000 shares of Common Stock on the eleventh day of each month from July 11, 1999 to December 11, 2001.

      U. Spencer Allen, an executive officer of the Company, purchased 40,000 shares of Series A Preferred Stock from the Company in the Private Placement completed in June 1999.

      Crocker Enterprises, LLC purchased 220,000 shares of Series A Preferred Stock from the Company in the Private Placement completed in June 1999. Gary L. Crocker, a director of the Company, is an executive officer of Crocker Enterprises, LLC.

      Edward M. Blair, Jr., a director of the Company, purchased 60,000 shares of Series A Preferred Stock from the Company in the Private Placement completed in June 1999.


                       PROPOSALS FOR NEXT ANNUAL MEETING

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders is March 24, 2000. After June 8, 2000, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                    By order of the Board of Directors,



                                    Philip R. Reilly
                                    CHAIRMAN OF THE BOARD AND INTERIM CHIEF
                                    EXECUTIVE OFFICER

San Antonio, Texas
July 23, 1999

                                    EXHIBIT A

                          MEDICAL SCIENCE SYSTEMS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                         SECTION

ARTICLE I - PURPOSE, COMMITMENT AND INTENT

      Purpose..............................................................1.1
      Share Commitment.....................................................1.2
      Intent...............................................................1.3
      Shareholder Approval.................................................1.4


ARTICLE II - DEFINITIONS

      Affiliate............................................................2.1
      Beneficiary..........................................................2.2
      Board of Directors...................................................2.3
      Code.................................................................2.4
      Committee............................................................2.5
      Company..............................................................2.6
      Compensation.........................................................2.7
      Employee.............................................................2.8
      Employer.............................................................2.9
      Exercise Date.......................................................2.10
      Fair Market Value...................................................2.11
      Five Percent Owner..................................................2.12
      Grant Date..........................................................2.13
      Offering Period.....................................................2.14
      Option..............................................................2.15
      Option Price........................................................2.16
      Participant.........................................................2.17
      Plan................................................................2.18
      Shares..............................................................2.19
      Stock...............................................................2.20
      Trading Day.........................................................2.21


ARTICLE III - ELIGIBILITY

      General Requirements.................................................3.1
      Limitations Upon Participation.......................................3.2


ARTICLE IV - PARTICIPATION

      Grant of Option......................................................4.1

524839.3
                                       -i-

      Payroll Deduction....................................................4.2
      Payroll Deductions Continuing........................................4.3
      Right to Stop Payroll Deductions.....................................4.4
      Accounting for Funds.................................................4.5
      Employer's Use of Funds..............................................4.6


ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

      In Service Withdrawal................................................5.1
      Termination of Employment for any Reason Other Than Death............5.2
      Death................................................................5.3


ARTICLE VI - EXERCISE OF OPTION

      Purchase of Stock....................................................6.1
      Accounting for Stock.................................................6.2
      Issuance of Shares...................................................6.3


ARTICLE VII - ADMINISTRATION

      Appointment, Term of Service & Removal...............................7.1
      Powers...............................................................7.2
      Quorum and Majority Action...........................................7.3
      Standard of Judicial Review of Committee Actions.....................7.4


ARTICLE VIII - ADOPTION OF PLAN BY OTHER EMPLOYERS

      Adoption Procedure...................................................8.1
      No Joint Venture Implied.............................................8.2


ARTICLE IX - TERMINATION AND AMENDMENT OF THE PLAN

      Termination..........................................................9.1
      Amendment............................................................9.2


ARTICLE X - MISCELLANEOUS

      Designation of Beneficiary..........................................10.1
      Plan Not An Employment Contract.....................................10.2
      All Participants' Rights Are Equal..................................10.3

524839.3
                                      -ii-

      Options Are Not Transferable........................................10.4
      Voting of Stock.....................................................10.5
      No Rights of Stockholder............................................10.6
      Governmental Regulations............................................10.7
      Notices.............................................................10.8
      Indemnification of Committee........................................10.9
      Tax Withholding....................................................10.10
      Gender and Number..................................................10.11
      Severability.......................................................10.12
      Governing Law; Parties to Legal Actions............................10.13

524839.3

                                    ARTICLE I

                         PURPOSE, COMMITMENT AND INTENT

      1.1 PURPOSE. The purpose of this Plan is to provide Employees of the Company and its Affiliates that adopt the Plan with an opportunity to purchase Stock of the Company through quarterly offerings of options at a discount on the first day of each calendar quarter and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. It is sponsored by the Company. Any Affiliate may adopt it with the approval of the Committee by fulfilling the requirements of Section 8.1.

      1.2 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 500,000, subject to adjustment as provided in this Section. In computing the number of Shares available for grant, any Shares relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

      In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares of Stock, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to this Plan, the number of Shares subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

      1.3 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

      1.4 SHAREHOLDER APPROVAL. To be effective, this Plan must be approved by the stockholders of each of the Employers within 12 months after the Plan is adopted. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

524839.3

                                   ARTICLE II

                                   DEFINITIONS


      The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

      2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.2 "BENEFICIARY" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

      2.3 "BOARD OF DIRECTORS" means the board of directors of the Company.

      2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.5 "COMMITTEE" means the committee appointed by the Board of Directors.

      2.6 "COMPANY" means Medical Science Systems, Inc., a Texas corporation.

      2.7 "COMPENSATION" means the base cash compensation paid by the Employer to the Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

      2.8 "EMPLOYEE" means any person who is a common-law employee of the Company or any Affiliate. Provided, however, the term "Employee" shall not include an employee whose customary employment is twenty (20) hours or less per week.

      2.9 "EMPLOYER" means the Company and all Affiliates that have adopted the Plan.

      2.10 "EXERCISE DATE" means the last day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.


524839.3
                                      II-1

      2.11 "FAIR MARKET VALUE" of the Stock as of any date means the average of the high and low sale prices of the Stock on a given date (or if there was no sale on that date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

      2.12 "FIVE PERCENT OWNER" means an owner of five percent or more of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as owned proportionately by or for its shareholders, partners, or beneficiaries. An individual is considered to own stock that he may purchase under outstanding options. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Affiliate that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

      2.13 "GRANT DATE" means the first day of each Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

      2.14 "OFFERING PERIOD" means the period beginning on the Grant Date and ending on the Exercise Date. The first Offering Period under the Plan shall commence on October 14, 1998, and shall end on the last Trading Day on or before December 31, 1998. Thereafter, the Offering Period shall commence on the first day of each calendar quarter and shall end on the last Trading Day on or before the last day of each calendar quarter, unless the Committee specifies another Offering Period (which may not exceed 27 months).

      2.15 "OPTION" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

      2.16 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of 85% of the Fair Market Value of a Share on the Exercise Date or Grant
Date.

      2.17 "PARTICIPANT" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

      2.18 "PLAN" means Medical Science Systems, Inc. Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

      2.19  "SHARES" means shares of Stock.

      2.20 "STOCK" means the Company's common stock, no par value.

524839.3
                                      II-2

      2.21 "TRADING DAY" shall mean a day on which the principal securities exchange on which the Stock is listed is open for trading.

524839.3
                                      II-3

                                   ARTICLE III

                                   ELIGIBILITY


      3.1 GENERAL REQUIREMENTS. Subject to Section 3.2, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to the Grant Date, he is in the employ of an Employer on the Grant Date and he completes a subscription form authorizing payroll deductions and files it with the Employer's payroll office prior to the Grant Date.

      3.2 LIMITATIONS UPON PARTICIPATION. No Employee shall be granted an Option to the extent that the Option would:

            (a) cause the Employee to be a Five Percent Owner immediately after the grant;

            (b) permit the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

            (c) permit the Employee to purchase Stock in excess of the number of Shares determined under Section 4.1.



524839.3
                                      III-1

                                   ARTICLE IV

                                  PARTICIPATION


      4.1 GRANT OF OPTION. Effective as of the Grant Date of each Offering Period, the Committee shall grant an Option to each Participant which shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. The Option shall be for that number of whole Shares that may be purchased by the amount in the Participant's payroll deduction account on the Exercise Date at the Option Price.

      4.2 PAYROLL DEDUCTION. For an Employee to participate during a given Offering Period, he must complete a payroll deduction form and file it with his Employer no earlier than 60 days prior to the beginning of the Offering Period and he must be employed by an Employer on the day before the start of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation a specified percentage or dollar amount each pay period during the Offering Period; provided, however, no more than twenty percent (20%) of a Participant's Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion in any uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during the Offering Period. Payroll deductions shall normally begin with the first pay date during the Offering Period. However, if a Participant files his subscription agreement with the Employer less than ten days before the Grant Date, his payroll deductions shall begin with the second pay date during the Offering Period. Payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to his Plan account.

      4.3 PAYROLL DEDUCTIONS CONTINUING. A Participant's payroll deduction election shall remain in effect for all ensuing Offering Periods until changed by him by filing an appropriate amended payroll deduction form no earlier than 60 days prior to the commencement of the Offering Period for which it is to be effective.

      4.4 RIGHT TO STOP PAYROLL DEDUCTIONS. A Participant shall have the right to discontinue payroll deductions by filing subscription cancellation form with the Company. The payroll deduction cancellation shall become effective with the first full pay date following ten business days after the Company's receipt of the subscription cancellation agreement unless the Company elects to process a given cancellation in participation more quickly. With the exception of a complete discontinuance of payroll deductions, a Participant may not change his participation rate during an Offering Period.

      4.5 ACCOUNTING FOR FUNDS. As of each payroll deduction period, the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation

524839.3
                                      IV-1
and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

      4.6 EMPLOYER'S USE OF FUNDS. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.


524839.3
                                      IV-2

                                    ARTICLE V

                  IN SERVICE WITHDRAWAL, TERMINATION OR DEATH


      5.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, elect to withdraw all or a portion of the funds and Stock then credited to his Plan account by giving notice in accordance with the rules established by the Committee. The amount elected to be withdrawn by the Participant shall be paid to him as soon as administratively feasible. Any election by a Participant to withdraw all or a portion of his cash balance under the Plan terminates his right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation for that Offering Period.

      5.2 TERMINATION OF EMPLOYMENT FOR ANY REASON OTHER THAN DEATH. If a Participant's employment is terminated for any reason other than death prior to the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's funds and Stock then credited to his Plan Account shall be returned to him as soon as administratively feasible.

      5.3 DEATH. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's Shares and funds then credited to his Plan account shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary) as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, the Stock and funds credited to the Participant's account shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock and funds credited to a Participant's account may be held in the Participant's Plan account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee.



524839.3
                                       V-1

                                   ARTICLE VI

                               EXERCISE OF OPTION


      6.1 PURCHASE OF STOCK. Subject to Section 3.2, on the Exercise Date of each Offering Period, each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for the Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock shall be purchased under this Plan. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering Period to the extent not used are terminated because no Option shall remain exercisable after one year from the date of Grant.

      6.2 ACCOUNTING FOR STOCK. After the Exercise Date of each Offering Period, a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the Option Price.

      6.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Offering Period, the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of Stock certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the Stock certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

524839.3

                                   ARTICLE VII

                                 ADMINISTRATION


      7.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

      7.2 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

            (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

            (b) to construe all provisions of the Plan;

            (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

            (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

            (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

            (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between an Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

            (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

      7.3 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

524839.3
                                      VII-1

      7.4 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.



524839.3
                                     VII-2

                                  ARTICLE VIII

                       ADOPTION OF PLAN BY OTHER EMPLOYERS


      8.1 ADOPTION PROCEDURE. With the approval of the Committee, any Affiliate may adopt this Plan by:

            (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

            (b) providing all information required by the Committee.

      8.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.


524839.3
                                     VIII-1

                                   ARTICLE IX

                      TERMINATION AND AMENDMENT OF THE PLAN


      9.1 TERMINATION. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan is increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

      9.2 AMENDMENT. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with section 423 of the Code. The Board of Directors may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of shares to be committed to the Plan, the class of employees eligible to receive Options under the Plan or the description of the group of corporations eligible to adopt this Plan must have stockholder approval as set forth in Section 1.4.


524839.3

                                    ARTICLE X

                                  MISCELLANEOUS


      10.1  DESIGNATION OF BENEFICIARY.

                  (a) A Participant may file a written designation of a
            Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

                  (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      10.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

      10.3 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under this Plan as required by section 423 of the Code and Department of Treasury Regulation section 1.423-2(f).

      10.4 OPTIONS ARE NOT TRANSFERABLE. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

      10.5 VOTING OF STOCK. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those Shares in accordance with the Participant's instructions.


524839.3
                                       X-1

      10.6 NO RIGHTS OF STOCKHOLDER. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires Shares of Stock as provided in this Plan.

      10.7 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

      10.8 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

      10.9 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

      10.10 TAX WITHHOLDING. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

      10.11 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

      10.12 SEVERABILITY. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

      10.13 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United
States.

524839.3
                                       X-2

                          MEDICAL SCIENCE SYSTEMS, INC.


     |     PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 20, 1999
     |
     |
     |     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     |
     |    Please mark, sign, date and return in the enclosed envelope.
     |
     | The undersigned shareholder of Medical Science Systems, Inc. (the
  P | "Company") hereby appoints U. Spencer Allen and Philip R. Reilly, or each R | of them, proxies of the undersigned with full power of substitution to O | vote at the Annual Meeting of Shareholders of the Company to be held on X | Friday, August 20, 1999, at 10:00 a.m., Central Daylight Time, at the
  Y | Company's executive offices, located at 100 N.E. Loop 410, Suite 820, San | Antonio, Texas 78216 and at any adjournment thereof, the number of votes | which the undersigned would be entitled to cast if personally present:

       (1) ELECTION OF DIRECTORS

           [ ] FOR                         [ ]  WITHHOLD AUTHORITY
           all nominees listed below       to vote for all nominees listed below
           (except as marked below)

           Philip R. Reilly           Thomas A. Moore            Gary L. Crocker

           Kenneth S. Kornman         Edward M. Blair, Jr.


    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW
                  A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

    (2) TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 10,000,000 SHARES TO 50,000,000 SHARES

        [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN

    (3) TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY TO "INTERLEUKIN GENETICS, INC."

        [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

    (4) TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK ISSUED PURSUANT TO THE PRIVATE PLACEMENT COMPLETED BY THE COMPANY IN JUNE 1999 TO COMPLY WITH THE REQUIREMENTS OF THE NASDAQ MARKETPLACE RULES

        [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

    (5) TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN OF THE COMPANY

        [ ] FOR                    [ ]  AGAINST                   [ ] ABSTAIN

    (6) TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999

        [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN


    (7) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

        all as more particularly described in the Proxy Statement dated July 23, 1999, relating to such meeting, receipt of which is hereby acknowledged.


                                       2-

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and FOR Proposal 6.


                                         _______________________________________


                                         _______________________________________
                                         Signature of Shareholder(s)


                                         Please sign your name exactly as it
                                         appears hereon. Joint owners must each
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give your full title
                                         as it appears hereon.


                                         Dated __________________________, 1999.



                                       3-